FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity New York Municipal Trust

Fund	Fidelity New York Municipal Income Fund
Trade Date	3/26/2014
Settle Date	4/3/2014
Security Name	NYC MUN WTR FINA 5% 6/15/2035
CUSIP	64972GDQ4
Price	108.477
Transaction Value	$ 10,847,700.00
Class Size	$ 390,335,000
% of Offering	2.562%
Underwriter Purchased From	Barclays Capital
Underwriting Members: (1)	Barclays Capital
Underwriting Members: (2)	Citigroup
Underwriting Members: (3)	Ramirez & Co., Inc.
Underwriting Members: (4)	Raymond James
Underwriting Members: (5)	BofA Merrill Lynch
Underwriting Members: (6)	Fidelity Capital Markets
Underwriting Members: (7)	Goldman, Sachs & Co.
Underwriting Members: (8)	Jefferies
Underwriting Members: (9)	J.P. Morgan
Underwriting Members: (10)	Loop Capital Markets, LLC
Underwriting Members: (11)	Morgan Stanley
Underwriting Members: (12)	RBC Capital Markets
Underwriting Members: (13)	Rice Financial Products Company
Underwriting Members: (14)	Roosevelt & Cross Incorporated
Underwriting Members: (15)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (16)	TD Securities
Underwriting Members: (17)	US Bancorp
Underwriting Members: (18)	Wells Fargo Securities
Underwriting Members: (19)	BMO Capital Markets
Underwriting Members: (20)	Cabrera Capital Markets, LLC
Underwriting Members: (21)	CastleOak Securities, L.P.
Underwriting Members: (22)	Lebenthal & Co., LLC
Underwriting Members: (23)	Northern Trust
Underwriting Members: (24)	The Williams Capital Group, L.P.